Exhibit 10.25

CONTRACT TO PURCHASE

THIS CONTRACT TO PURCHASE (this “Agreement”) is made and entered into on the 17th day of July, 2025, by and between ODESSA INDUSTRIAL DEVELOPMENT CORPORATION d/b/a GROW ODESSA, a Texas nonprofit corporation with a mailing address of 301 S Grant Ave., Odessa, Texas 79761 (“Seller”), and TEXAS CRITICAL DATA CENTERS, LLC, a Delaware limited liability company with a mailing address of 4501 Santa Rosa Dr., Midland, Texas 79707 (“Purchaser”).

WITNESSETH:

WHEREAS, Seller is the owner of approximately two hundred thirty-five (±235) acres of real property located in Block 41, T-2-S, T&P RR Co. Survey, Ector County, Texas, which real property is more particularly described on Exhibit A attached hereto and incorporated herein by reference, together with the existing buildings thereon and all other improvements, appurtenances, rights, privileges, and easements appurtenant thereto, and any and all easements, rights-of-way, and other appurtenances used in connection with the beneficial use and enjoyment of such real property (collectively, the “Property”); and

WHEREAS, Purchaser wishes to acquire the Property from Seller for the purpose of constructing and operating a commercial data center on the Property (the “Proposed Business”); and

WHEREAS, Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property, upon and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. SALE AND PURCHASE OF PROPERTY. Subject to, and in accordance with, the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller’s right, title, and interest in and to the Property (including all buildings, appurtenances, and fixtures located thereon). The Property is being sold AS IS WHERE IS according to the provision attached hereto as Exhibit C.

2. DEPOSIT.

Within three (3) business days of the execution of this Agreement by both parties, Purchaser shall deposit with Basin Abstract & Title Company, having an address of 4526 East University Bldg. 2 Suite A, Odessa, TX 79762 (the “Title Company”), the sum of Fifteen Thousand Two Hundred Seventy-Five and No/100 Dollars ($15,275.00) (the “Deposit”) to be held in an escrow account by Title Company as earnest money in accordance with the terms set forth in this Agreement. The Deposit shall be credited against the Purchase Price at Closing (as defined herein).

3. PURCHASE PRICE AND PAYMENT.

The total base purchase price of the Property is One Million Five Hundred Twenty-Seven Thousand Five Hundred and No/100 Dollars ($1,527,500.00) (the “Purchase Price”); provided, however, that the Purchase Price shall be adjusted based upon the Survey such that the final Purchase Price payable to Seller at Closing shall be calculated as the product of (x) the number of acres comprising the Property which will be acquired by Purchaser at Closing as shown on the Survey, times (y) Six Thousand Five Hundred and No/100 Dollars ($6,500.00).

4. ACCESS AND RIGHT OF ENTRY.

4.1 Access Rights. Seller hereby grants to Purchaser and Purchaser’s officers, directors, employees, engineers, surveyors, representatives, agents, and assigns the right to enter upon the Property and the right of ingress and egress over, through, and across the Property for the purpose of inspecting; testing; making surveys; conducting surface and sub-surface soil, geologic, environmental, and other tests (including, without limitation, Phase I and Phase II environmental investigations); performing soil and groundwater sampling and analysis; asbestos testing; underground tank and piping tightness testing; engineering borings; and making such other reasonable observations and inspections as are deemed reasonably necessary or appropriate by Purchaser, in its sole discretion, and for obtaining governmental consents and authorizations that Purchaser deems necessary or desirable for its intended development and use of the Property. Where required by applicable law, regulation, or order, Purchaser is hereby authorized to report the results of any system tightness testing and soil or groundwater sampling or analysis from its investigations to federal, state, or local authorities.

4.2 Indemnity. With respect to the right of entry granted to Purchaser in this Section 4, Purchaser shall indemnify and hold Seller harmless from and against any losses, damages, demands, claims, suits and other liabilities, including reasonable attorney fees and other expenses of litigation, concerning personal or bodily injury or property damage that results directly from Purchaser’s presence on or use of the Property for such testing, except to the extent arising out of the negligence or willful misconduct of Seller or Seller’s agents, representatives, or employees. Purchaser shall return the surface of the Property to substantially the same condition as before such testing, ordinary wear and tear excepted.

5. SURVEY AND TITLE. Seller shall deliver or cause to be delivered to Purchaser, at Seller’s cost and expense, the following items within seven (7) days of receipt of this fully executed Agreement:

(i) A commitment for title insurance (the “Title Commitment”) for the benefit of Purchaser issued by Title Company setting forth the status of the title of the Property and all exceptions or conditions to such title and showing all liens, claims, encumbrances, easements, rights-of-way, encroachments, reservations, restrictions, outstanding mineral interests, and any other matters, if any, relating to the Property and all matters which would appear in the Owner’s title policy, if issued, and containing the express commitment to issue a title policy as herein described to Purchaser in the amount of the Purchase Price;

(ii) A true, complete and legible copy of all exception documents referred to in the Title Commitment, including (without limitation) plats, deeds, lien instruments, reservations, restrictions, and easements (collectively, the “Title Documents”); and

(iii) An accurate survey of the Property made by a registered professional land surveyor acceptable to the Title Company in accordance with ALTA/NSPS standards, or otherwise in a form acceptable to Purchaser and Title Company, showing all easements, appurtenances, encroachments and improvements and containing a metes and bounds legal description of the Property, as well as a plot plan (the “Survey”).

Purchaser shall notify Seller, in writing, of Purchaser’s objections to the status of title to the Property and matters shown on the Title Commitment and Survey (collectively, the “Title and Survey Objections”) within ten (10) days after Purchaser’s receipt of all of the Title Commitment, Title Documents and Survey; provided, however, that if Purchaser does not receive the Title Commitment, Survey and all Title Documents at least ten (10) days prior to the Closing Date, then Purchaser shall have ten (10) days after Purchaser actually receives all such items to deliver objections to Seller (and Closing Date shall be automatically extended for a corresponding number of days). Seller shall use reasonable efforts to cure the Title and Survey Objections prior to the Closing Date. If Seller fails to cure any of the Title and Survey Objections to Purchaser’s satisfaction, as determined by Purchaser in its sole and absolute discretion, prior to the Closing Date, then Purchaser may either (i) terminate this Agreement, in which case the Deposit shall be immediately refunded to Purchaser; or (ii) waive the uncured Title and Survey Objections (except those items Seller is still obligated to cure as provided below) and proceed to Closing to purchase the Property subject to such objections; provided, however, that if Purchaser waives uncured Title and Survey Objections and proceeds to Closing, then Seller, at the Seller’s sole cost, shall still remain obligated to cure or remove (i) all mortgages, deeds of trust, judgment liens, mechanics and materialmen’s liens, and other monetary liens against the Property at or before Closing, and (ii) those certain easements burdening the Property which are described on Schedule 5 attached hereto (the “Objection Easements”) no later than the date which is ninety (90) days after the Closing Date.

6. SELLER’S REPRESENTATIONS, WARRANTIES, AND COVENANTS. Seller represents, warrants, and covenants that:

6.1 Seller’s Status and Authority.

6.1.1 Seller is not a “Foreign Person” within the meaning of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended (“Code”), and Seller will deliver to Purchaser at the Closing an affidavit stating: (i) that Seller is not a Foreign Person; (ii) Seller’s name, United States taxpayer identification number, and address; and (iii) such other information as may be required by the Code and regulations promulgated under the Code. Seller acknowledges that if Seller is a Foreign Person, federal law requires that a portion of the Purchase Price be set aside by Purchaser to satisfy certain tax obligations of Seller; and Seller agrees to indemnify, defend, and hold Purchaser harmless from any loss, penalties, charges, claims, or liability arising under the Code and the regulations promulgated under the Code, including, but not limited to, reasonable attorneys’ fees, costs, and expenses, related to Seller’s status as a Foreign Person.

6.1.2 There are no bankruptcy, insolvency, rearrangement or similar actions or proceedings, either voluntary or involuntary, pending against Seller or any of its owners or affiliates, and Seller and its owners and affiliates have no intention of filing or commencing any such action or proceeding.

6.1.3 Seller has the full legal right and authority to enter into, execute, and carry out the provisions of this Agreement. Seller (and each of its owners in the case where Seller is an entity comprised of one or more other entities) is in good standing under the laws of the state of its formation, is duly qualified to do business in the state in which the Property is located, and has taken all action and has the power and authority necessary to enter into and perform its obligations under this Agreement. Each individual executing this Agreement on behalf of Seller is duly authorized on behalf of Seller to enter into and execute this Agreement and has the power to bind Seller and cause Seller to sell the Property; and all court or other governmental approvals that are necessary, if any, in connection with this Agreement and the performance of Seller’s obligations under this Agreement have been obtained, are in full force and effect, and shall remain in full force and effect through the Closing.

6.2 Fee Simple Title. Seller has, or shall have at or prior to the Closing, good, marketable and insurable fee simple title to the entire Property.

6.3 Intentionally deleted.

6.4 Intentionally deleted.

6.5 Intentionally deleted.

6.6 Commitment of Property. Seller has not granted any option or other commitment to sell, lease, or encumber all or any part of the Property to anyone other than Purchaser.

6.7 Agreement Violation. Neither the execution of this Agreement nor the consummation of the Closing violates any contract, agreement, or other document to which Seller is a party.

6.8 Notice of Condemnation. Seller has received no written notice of, and Seller has no knowledge of, any pending or threatened condemnation action affecting the Property.

6.9 Seller’s Rights to the Property. Except as disclosed on Schedule 6.9 attached hereto, there are no leases, tenancies, occupancy agreements, or other rights affecting Seller’s full possession of and rights to the Property or any portion thereof.

6.10 Mechanic’s or Materialman’s Liens. There are no contracts to which Seller is a party affecting the Property or pursuant to which any contractor, subcontractor, materialman, or other person may be entitled to a mechanic’s or materialman’s lien against the Property.

6.11 Legal Proceedings. There are no pending or, to the knowledge of Seller, threatened legal proceedings affecting the Property in any manner or Seller’s ability to perform its obligations under this Agreement, nor has Seller received notice of: (i) any proceeding for the imposition of any special tax or assessment; (ii) any existing, pending, or threatened investigation or inquiry by any governmental authority; or (iii) any pending or, to the knowledge of Seller, threatened lawsuit by a third party; that in any event would affect/impact the economic value of the Property or Purchaser’s intended use thereof.

6.12 Intentionally deleted.

6.13 Maintenance of the Property. Seller shall keep the Property in good condition and repair and shall not permit or commit any waste, impairment, or deterioration of the Property (other than ordinary wear and tear) or commit, suffer, or permit any act upon or use of the Property in violation of any applicable law, order, permit, or license of any governmental authority.

6.14 Intentionally deleted.

6.15 Governmental or Regulatory Consent. No authorization, approval, or consent of, and no registration or filing with, any governmental or regulatory official, body, or authority or other third party is required in connection with the execution, delivery, or performance of this Agreement or the other agreements and instruments referenced herein required to be executed, delivered, or performed by Seller.

6.16 Taxes. All taxes relating to the Property which are due on or prior to Closing have been (or will be) paid before or at Closing; provided, however, that taxes on the Property for the current year shall be prorated at Closing as between Seller and Purchaser as provided for herein.

6.17 Absence of Certain Changes. Intentionally deleted.

6.18 Lien or Encumbrances. There are no obligations or liabilities of any nature whatsoever, whether contingent or otherwise, that are or could become a lien or other encumbrance on the Property.

6.19 OFAC Disclosure. Seller represents and warrants to Purchaser that: (i) neither Seller nor, if Seller is an entity, any person or entity that directly or indirectly owns any interest in Seller, nor any of its officers, directors, or managing members, is a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the United States Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including, but not limited to, Executive Order 13224, signed on September 24, 2001, and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism” (the “Executive Order”)), or other governmental action, (ii) Seller’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”); and (iii) so long as this Agreement is in full force and effect, Seller shall comply with the Executive Order and the Money Laundering Act.

6.20 Lease Agreement. Seller has provided Purchaser with a complete and correct copy of the Commercial Lease between Seller, as lessor, and Dragon Products, LLC, as lessee, which is disclosed on Schedule 6.9 to this Contract (the “Acquired Lease”). The Acquired Lease is in full force and effect; and, to the best of Seller’s knowledge, no party to the Acquired Lease is in default thereunder. Seller shall use commercially reasonable efforts to secure all approvals, consents, and waivers (collectively, the “Consents”) necessary to transfer and assign to Purchaser the Acquired Lease at Closing; provided, however, that if such Consents are not obtained on or before Closing and Purchaser elects to proceed with Closing in the absence of such Consents, Seller shall continue to seek such Consents after Closing and cooperate with Purchaser in connection therewith.

6.21 Intentionally deleted.

6.22 True and Correct Representations. All of Seller’s representations and warranties stated in Sections 6.1 through 6.21 shall be true and correct as of the date of Seller’s execution of this Agreement and as of the Closing.

6.23 Application and Notification of Changes. Seller shall immediately notify Purchaser in writing if Seller acquires knowledge of any fact or circumstance which would make any one or more of the representations and warranties stated in Sections 6.1 through 6.21 untrue.

6.24 Survival. The provisions of this Section 6 shall survive the Closing.

7. CLOSING, CLOSING DELIVERABLES, AND CLOSING COSTS.

7.1 Closing. Subject to the other terms of this Agreement, and except as otherwise agreed between the parties, the closing of the sale of the Property to Purchaser (the “Closing”) shall take place on or before July 25, 2025 (the “Closing Date”, as the same may be extended in accordance with this Agreement); provided that Purchaser and Seller may mutually agree in writing to a different date for Closing. The Closing shall be accomplished via mail or courier service, or may be held at the office of the Title Company or such other location as mutually agreed upon by the parties.

7.2 Closing Deliverables. The following deliverables shall be required at Closing:

7.2.1 Seller shall provide proof and documentation evidencing that Seller has the full legal right and authority to enter into, execute, and carry out the provisions of this Agreement. Seller (and each of its owners in the case where Seller is an entity comprised of one or more other entities) will provide proof that it is in good standing under the laws of the state of its formation, is duly qualified to do business in the state in which the Property is located, and has taken all action and has the power and authority necessary to enter into and perform its obligations under this Agreement. Seller shall provide documentation showing that: (i) the individual executing this Agreement on behalf of Seller is duly authorized on behalf of Seller to enter into and execute this Agreement; and (ii) all court and other governmental approvals that are necessary, if any, in connection with this Agreement and the performance of Seller’s obligations under this Agreement have been obtained, are in full force and effect, and shall remain in full force and effect through the Closing;

7.2.2 Seller shall execute and deliver to Purchaser a properly executed special warranty deed (the “Special Warranty Deed”), substantially in the form of Exhibit B attached hereto, which is in recordable form and conveys fee simple title to the Property to Purchaser free from all encumbrances; except those permitted exceptions agreed to by Purchaser in writing;

7.2.3 Intentionally deleted;

7.2.4 The parties shall execute and deliver an assignment and assumption agreement transferring to Purchaser the rights and obligations from and after the Closing with respect to the Acquired Lease. Seller shall deliver to Purchaser all required Consents with respect to such assignment;

7.2.5 Intentionally deleted.

7.2.6 Seller shall execute and deliver to Purchaser a Certification pursuant to Section 1445 of the Internal Revenue Code that Seller is not a Foreign Person within the meaning of such Code section;

7.2.7 Seller shall furnish Purchaser proof that all real property taxes and personal property taxes that are a lien against the Property are paid or prorated to the date of Closing and calculated upon reasonable and equitable estimates where necessary;

7.2.8 Seller shall execute an affidavit stating that there are no liens upon the Property nor outstanding orders or unpaid bills for goods, labor, or materials that may become a lien upon the Property;

7.2.9 Purchaser shall transfer to the Title Company in escrow, for delivery to the Seller at Closing, funds in immediately available US Dollars equal to the Purchase Price specified in this Agreement, as the same may be adjusted in accordance with this Agreement, and for prorated items due Seller pursuant to the closing statement.

7.2.10 Intentionally deleted;

7.2.11 To the extent consistent with the other provisions of this Agreement, the parties shall execute and deliver such other documents, conveyances, and affidavits requested by the other party or Title Company that are: (i) required by applicable federal, state, or local laws, statutes, ordinances, rules, regulations, judgments, orders, writs, injunctions, decrees, and governmental permits; (ii) required by the Title Company in order to issue the title insurance policy to Purchaser; or (iii) customarily given in the appropriate jurisdiction to accomplish transfer of assets of the type involved.

7.2.12 Unless otherwise expressly provided in this Agreement, Seller shall deliver Purchaser possession and occupancy of the Property at the Closing free from all liens, encumbrances, restrictions, assessments, easements, tenancies, and occupancies of every nature except for those exceptions accepted by Purchaser in writing.

7.3 Closing Conditions.

7.3.1 Purchaser’s obligations to purchase the Property and perform its other Closing obligations are contingent upon all of the following conditions being satisfied at the time of the Closing: (i) Seller not having defaulted under, or breached in any material respect, any of the terms of this Agreement; (ii) no material adverse change occurring in the condition of the Property prior to Closing, including, but not limited to, any change in environmental condition; (iii) Purchaser receiving a binding commitment from the Title Company for the issuance of an ALTA Owner’s Extended Coverage Policy of Title Insurance insuring that good and marketable fee simple absolute title to the Property is vested in Purchaser (or a “marked up” version of a title commitment that irrevocably and unconditionally commits to issue such an owner’s title policy); (iv) no lawsuits, governmental actions, or similar proceedings which are adverse to the Property, or Purchaser’s intended use thereof having been instituted or threatened, including, but not limited to, any condemnation or eminent domain proceedings; and (v) Seller timely providing all deliverables to Purchaser as may be required in Section 7.2 above. If any of the foregoing conditions is not satisfied at the time of Closing, Purchaser may, subject to the other provisions of this Agreement, (x) terminate this Agreement, in which case the Deposit shall be immediately refunded to Purchaser, and/or (y) exercise any other right or seek any other remedy available to Purchaser at law or in equity, including specific performance.

7.3.2 Seller’s obligations to sell the Property and perform its other Closing obligations are contingent upon all of the following conditions being satisfied at the time of the Closing: (i) Purchaser not having defaulted under, or breached in any material respect, any of the terms of this Agreement; and (ii) Purchaser timely providing all deliverables to Seller as may be required in Section 7.2 above. If any of the foregoing conditions is not satisfied at the time of Closing, Seller may terminate this Agreement as Seller’s sole and exclusive remedy, in which case the Deposit shall be immediately released to Seller and the parties shall have no further obligations under this Agreement.

7.4 Closing Costs. At Closing, (i) Purchaser shall pay all transfer taxes and recording costs due in connection with the recording of the Special Warranty Deed and the cost of any endorsements or enhancements to the title policy requested by Purchaser; and (ii) Seller shall pay the cost of recording the instruments releasing any liens or encumbrances on the Property other than those accepted by Purchaser in writing, the cost of the title commitment, and the premium for the owner’s title policy based on the Purchase Price. The parties shall each pay half of the escrow fee charged by the Title Company. Each of the parties shall pay their own attorneys’ fees incurred in connection with the transaction contemplated by this Agreement.

8. PRORATIONS, CREDITS AND ADJUSTMENTS.

8.1 Calculations. All prorations to be made under this Article “as of the date of Closing” shall be made as of 11:59 P.M. local time on the date of the Closing, with the effect that Seller shall pay the portions of the expenses being prorated which are allocable to periods on, or prior to, the date the Closing occurs and Purchaser shall pay the portions of such expenses which are allocable to periods after the date the Closing occurs.

8.2 Property Taxes. Property taxes and assessments (general and special, public and private) levied against the Property for the year in which Closing takes place shall be prorated between Seller and Purchaser as of the date of Closing and paid at Closing based on the most recently available bills or assessments, and Seller shall also pay any unpaid property taxes and assessments (general and special, public and private) levied against the Property that are allocable to prior years at such time. If any such property taxes and assessments cannot be paid at Closing, Purchaser shall receive a credit against the Purchase Price equal to Seller’s share thereof, and Purchaser shall thereafter be responsible for tendering the amount of such credit to the proper taxing authority.

8.3 Intentionally deleted.

8.4 Intentionally deleted.

8.5 Survival. The provisions of this Section 8 shall survive the Closing.

9. RISK OF LOSS, CASUALTY, AND CONDEMNATION.

9.1 Risk of Loss. The risk of condemnation and risk of loss from whatever cause, except for a loss caused by Purchaser because of its presence on the Property pursuant to Section 4, of all or any part of the Property shall be upon Seller until the Closing.

9.2 Intentionally deleted.

9.3 Condemnation. If any part of the Property shall have been condemned or if a notice of condemnation or proposed condemnation shall have been given at any time prior to the Closing, then Seller shall immediately give written notice thereof to Purchaser. Such written notice shall specify all of the details of the condemnation, notice of condemnation, or proposed condemnation. In the event of any such condemnation, notice of condemnation, or proposed condemnation, Purchaser may, at its sole election, cancel this Agreement and, upon such cancellation, Purchaser shall be relieved of any and all obligations under this Agreement and all Deposit shall be returned to Purchaser; or, alternatively, Purchaser may elect to proceed with the Closing and have Seller assign, transfer, and set over to Purchaser all of Seller’s right, title, and interest in and to all awards that may be made for or in connection with such condemnation.

10. Environmental Matters. Environmental matters concerning the Property are subject to the terms and conditions outlined in Exhibit D, attached hereto.

11. Intentionally deleted.

12. PURCHASE OPTION AFTER CLOSING. Purchaser grants to Seller and Seller hereby receives from Purchaser the right to repurchase the Property according to the terms and conditions included in Exhibit E, attached hereto.

13. CERTAIN DEFAULT AND REMEDIES.

13.1 Certain Seller Defaults. If Seller breaches this Agreement by failing to convey the Property to Purchaser in accordance with the terms hereof and Seller does not cure such breach within five (5) days after Purchaser gives written notice of such breach, then Purchaser may (i) obtain specific performance of this Agreement; or (ii) terminate this Agreement, and receive a refund of the Deposit as its sole remedy.

13.2 Certain Purchaser Defaults. If Purchaser breaches this Agreement by failing to purchase the Property when it is required to do so hereunder and Purchaser does not cure such breach within five (5) days after Seller gives written notice of such breach, then Seller may, as its sole and exclusive remedy, terminate this Agreement and receive the Deposit as full and agreed upon liquidated damages. Purchaser and Seller agree that said liquidated damages are reasonable given the circumstances now existing, including, but not limited to, the range of harm to Seller that is reasonably foreseeable and the anticipation that proof of Seller’s actual damages would be costly, impractical and inconvenient. SELLER ACKNOWLEDGES THAT IT: (i) HAS READ AND UNDERSTANDS THIS SECTION; AND (ii) SPECIFICALLY WAIVES AND RELINQUISHES ALL OTHER REMEDIES WHICH IT MAY BE ENTITLED TO PURSUE AT LAW OR IN EQUITY DUE TO PURCHASER’S FAILURE TO PURCHASE THE PROPERTY IN BREACH OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, SPECIFIC PERFORMANCE.

13.3 Other Defaults. Except as otherwise provided in Sections 13.1 and 13.2, if Seller or Purchaser breaches any of the terms of this Agreement and does not cure such breach within thirty (30) days after it is notified of the same by the non-breaching party, in writing, then the non-breaching party shall have the right to obtain any remedy available at law or in equity, including, but not limited to, the right to recover the actual damages that it suffers or incurs as a result of the breach. Notwithstanding anything to the contrary contained herein, in no event shall either party be liable for indirect, consequential, exemplary, or punitive damages as a result of its breach of this Agreement.

14. POST-CLOSING COVENANTS.

14.1 Pro-Rations. If the amount paid by either party with respect to items and periods covered by the pro-rations referenced in Article 8 differs from the amount of the actual pro-rated amounts due as provided herein, then each party shall have thirty (30) calendar days after the Closing date in which to notify the other party in writing of the amount of such difference, giving appropriate supporting documentation; and the party being so notified shall pay such difference within ten (10) business days following receipt of such notification. Any claim for reimbursement not submitted within said thirty (30) day period is hereby waived by both parties notwithstanding survival of the pro-ration provisions of this Agreement beyond Closing.

14.2 Intentionally deleted.

14.3 Further Cooperation. After Closing, each party shall execute and deliver such other certificates, agreements, conveyances, and other documents and shall take such other actions as may be reasonably requested by the other party in order to fully consummate the transactions contemplated by this Agreement.

14.4 Survival. The terms and provisions of this Section 14 shall expressly survive the Closing.

15. Intentionally deleted

16. CONFIDENTIALITY.

Except as otherwise specifically provided herein, Seller and Purchaser shall keep confidential (i) the terms and conditions of this Agreement and any and all related documents, and (ii) the transactions contemplated hereby and thereby, except for disclosures required by law, disclosures of information which is already in the public domain, disclosures to their respective attorneys or other professional advisors who have a reasonable need to know such information in connection with evaluating the transactions contemplated under this Agreement and who are bound by confidentiality obligations, and disclosures made in connection with the enforcement of any right or remedy under this Agreement.

17. PRESS RELEASES. Except as may be required by applicable laws or regulations, neither party shall issue any press release or other announcement without the prior written consent of the other party.

18. GENERAL PROVISIONS.

18.1 Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed under, the laws of the State of Texas, without giving effect to any provision thereof that would result in the application of the laws of another jurisdiction.

18.2 Brokers. Each party shall pay and shall indemnify and hold the other party harmless from and against any loss, liability, damage, cost, claim, or expense incurred by reason of any brokerage, commission, or finder’s fee alleged to be payable to any broker or other third party as a result of the transactions contemplated by this Agreement pursuant to an agreement between such third party and such indemnifying party.

18.3 Entire Agreement. This writing is intended by the parties as the final, complete, and exclusive statement of the terms and conditions of their agreement, and is intended to supersede all previous agreements and understandings between the parties, relating to its subject matter. No prior stipulation, agreement, understanding, or course of dealing between the parties or their agents with respect to the subject matter of this Agreement shall be valid or enforceable unless embodied in the Agreement. No amendment, modification, or waiver of any provision of this Agreement shall be valid or enforceable unless in writing and signed by both parties.

18.4 Headings. The descriptive headings in the Agreement are inserted for convenience only and do not control or affect the meaning, construction, or interpretation of or constitute a part of this Agreement.

18.5 Assignment. Purchaser may assign its rights and interests under this Agreement to an affiliate of Purchaser without obtaining Seller’s consent; provided, however, no such assignment shall release Purchaser from its obligations and liabilities hereunder. Any assignment completed as contemplated herein shall be binding upon and shall inure to the benefit of Purchaser and Seller and their respective heirs, successors, personal representatives, and assigns.

18.6 Notice. Any notice or other communication required or permitted by this Agreement shall be in writing and shall be sufficient in all respects if delivered in person, by electronic mail, by overnight carrier service, or by certified mail (return receipt requested), as follows:

If to Purchaser, to:

Texas Critical Data Centers, LLC
4501 Santa Rosa Dr.
Midland, Texas 79707
Attn: E. Will Gray
Email: __________________________

With a copy to:

Lynch, Chappell & Alsup, PC
300 N. Marienfeld, Suite 700
Midland, Texas 79701
Attn: Matthew Norwood
Email: mnorwood@lcalawfirm.com

If to Seller, to:

ODESSA INDUSTRIAL DEVELOPMENT CORPORATION
301 S Grant Ave.
Odessa, Texas 79761
Attn: ___________________________
Email: __________________________

With a copy to:

The Terry Law Firm, PLLC
Attn: Christopher Terry
4526 E. University Ste 2A
Odessa, Texas 79762
cterry@cterrylaw.com

18.6.1 Any notice, request, or communication hereunder shall be deemed to have been given on (a) the date on which it is delivered by hand at the address specified above; (b) the date on which it is sent by electronic mail; (c) two (2) days after it is post marked and deposited in the mail, postage prepaid; or (d) one (1) day after it is placed with a recognized overnight carrier.

18.6.2 Any party may change the address to which notices are to be sent to it by giving notice of such change of address to the other parties in the manner herein provided for giving notice.

18.7 Attorney Fees. In the event any action or proceeding is commenced by either party to enforce this Agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses, including reasonable experts’ and attorneys’ fees.

18.8 Severability. If any provision of this Agreement is held to be illegal, unenforceable, or invalid, such provision(s) shall be severed and the remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

18.9 Waiver. The failure of either party hereto in any one or more instances to insist upon the strict performance of any of the terms or conditions of this Agreement shall not be construed as a waiver of such party’s rights with respect to any continuing or subsequent breach of those or any other terms or conditions, and the same shall remain in full force and effect.

18.10 Exhibits and Schedules. All references to Exhibits and Schedules herein are to the Exhibits and Schedules attached hereto, which are incorporated by reference into this Agreement.

18.11 Ambiguity. Although the initial draft of this Agreement has been drafted by Purchaser’s attorney, Seller and/or Seller’s attorney have thoroughly reviewed this Agreement and have had the opportunity to request changes to this Agreement. As such, if there is ever any ambiguity with respect to any provision hereof, the parties agree that no court or arbitrator shall construe this Agreement for or against either party pursuant to any rule of construction applicable to the drafter of a document.

18.12 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

18.13 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Signed counterparts of this Agreement may be delivered by facsimile, scanned .pdf image, or other electronic means; and such signed counterparts shall have the same force and effect as an original signed counterpart; provided that, after a request by any party hereto for such original signed counterpart, each party uses commercially reasonable efforts to deliver to each other party original signed counterparts as soon as possible thereafter.

18.14 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).

18.15 Limitation of Liability. Except as set forth otherwise herein and with respect to indemnification for third party claims as provided for herein, in no event shall either party be liable to the other party for any special, punitive, indirect or consequential damages, even if it has been advised of the possibility of these damages.

18.16 Time for Performance. Any time period provided herein ending on a Saturday, Sunday, or other day that is not a business day will be extended to the next full business day. For purposes of this Agreement, the term “business day” means a day on which federally chartered banks in the state where the Property is located are open for business, excluding Saturdays and Sundays.

18.17 Survival. The provisions of this Section 18 shall survive the Closing or other termination of this Agreement.

[Signatures on the following pages]

IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the date first set forth above.

SELLER:

ODESSA INDUSTRIAL DEVELOPMENT
CORPORATION d/b/a GROW ODESSA

By:
Name:
Title:

PURCHASER:

TEXAS CRITICAL DATA CENTERS, LLC

By:
Name:
Title:

EXHIBIT A

TO CONTRACT TO PURCHASE

LEGAL DESCRIPTION

METES & BOUNDS DESCRIPTION
OF A 235.00-ACRE TRACT
LOCATED IN A 221.51-ACRE TRACT IN
DOCUMENT NO. 2008-00010071 &
A 13.49-ACRE TRACT IN
DOCUMENT NO. 2010-00001417
OF THE OFFICIAL PUBLIC RECORDS OF ECTOR COUNTY, TEXAS

BEING A 235.00-ACRE TRACT OF WHICH 221.51-ACRES ARE IN THAT CERTAIN 519.59-ACRE TRACT AS DESCRIBED IN DOCUMENT NO. 2008-00010071, AND 13.19-ACRES ARE IN THAT CERTAIN 33.06-ACRE TRACT AS DESCRIBED IN DOCUMENT NO. 2010-00001417 THE OFFICIAL PUBLIC RECORDS OF ECTOR COUNTY, TEXAS LOCATED IN A PORTION OF THE GEE McMEANS SURVEY NUMBER 1 AS RECORDED IN VOLUME 2, PAGE 174, PATENT RECORDS OF ECTOR COUNTY, TEXAS, A PORTION OF THE MAT ATWOOD PRE-EMPTION SURVEY AS RECORDED IN VOLUME 2, PAGE 38, PATENT RECORDS OF ECTOR COUNTY, TEXAS, THE J.B. ATWOOD PRE-EMPTION SURVEY AS RECORDED IN VOLUME 2 PAGE 108 OF THE PATENT RECORDS OF ECTOR COUNTY, TEXAS AND THE SIDNEY PITT PRE-EMPTION SURVEY AS RECORDED IN VOLUME 2, PAGE 35 OF THE ECTOR COUNTY PATENT RECORDS, AND BEING MORE PARTICULARLY DESCRIBED BELOW:

BEGINNING at (Y= 10,635,916.72’ & X= 1,681,192.44’) a ½” Iron Rod with cap marked “LCA ODESSA TX” set at the northwest corner of this tract on the west line of said Gee McMeans Survey and the east line of Section 37, Block 42, T-2-S, T&P RR Co. Survey, Ector County Texas, whence a 3” Brass Disk found in concrete (Control Monument) marked “TESCO” at the north west corner of said Gee McMeans Survey and the northeast corner of said Section 37 and the northwest corner of said 519.59-Acre Tract bears North 14°10’11” West, a distance of 1,670.39 feet;

THENCE North 75°48’51” East through said 519.59-Acre Tract and said 33.06-Acre Tract, pass the common east line of said 519.59-Acre Tract and the west line of said 33.06-Acre Tract at 5,268.69 feet, in all a total distance of 5,557.77 feet to a ½” Iron Rod with cap marked “LCA ODESSA TX” set at the north east corner of this tract on the east line of said 33.06-acre tract and the west curved right-of-way line of LOOP 338 EAST, a 200-foot right-of-way as described in Volume 1159, Page 1086 of the Deed Records of Ector County, Texas and having a radial bearing of South 73°16’00” West;

THENCE along said curve to the right in a southeasterly direction, having a radius length of 11,359.15 feet, a delta angle of 02°35’43”, an arc length of 514.52 feet, a chord length of 514.47 feet bearing South 15°26’09” East to a ½” Iron Rod with cap marked ‘‘LCA ODESSA TX” (Control Monument) found at the Point of Tangency;

THENCE South 14°08’17” East with the east line of said 33.06-Acre Tract and the west right-of-way line of said LOOP 338 EAST, a distance of 1,447.22 feet to a½” Iron Rod with cap marked “LCA ODESSA TX” set at the southeast corner of this tract;

THENCE South 75°08’19” West through said 519.59-Acre Tract and said 33.06-Acre Tract, pass the common east line of said 519.59-Acre Tract and the west line of said 33.06-Acre Tract at 299.78 feet, in all a total distance of 4,718.68 feet to a ½” Iron Rod with cap marked “LCA ODESSA TX” set at the southernmost southwest corner of this tract and the southeast corner of a surveyed 20.00-Acre Tract, whence a Railroad Spike (Control Monument) found in asphalt at the southeast corner of said Section 37 bears South 14°10’11” East, a distance of 2,619.65 feet;

THENCE North 14°10’11” West with the east line of said 20.00-Acre Tract, a distance of 1,019.64 feet to a½” Iron Rod with cap marked “LCA ODESSA TX” set for an ell corner of this tract and the northeast corner of said 20.00-Acre Tract;

THENCE South 75°48’51” West with the north line od said 20.00-Acre Tract, a distance of 850.00 feet to a ½” Iron Rod with cap marked “LCA ODESSA TX” set at the westernmost southwest corner of this tract and the northwest corner of said 20-Acre Tract on the west line of said Sidney Pitt Survey and the east line of said Section 37; and

THENCE North 14°10’11” West with the west line of said 519.59-Acre Tract, the west line of said Sidney Pitt Survey and the west line of said Section 37, a distance of 997.55 feet to the Point of the Beginning containing 235.00-surface acres.

EXHIBIT B
TO
CONTRACT TO PURCHASE

SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: If you are a natural person, you may remove or strike any of the following information from this instrument before it is filed for record in the public records: Your social security number or your driver’s license number.

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ECTOR	§

That ODESSA INDUSTRIAL DEVELOPMENT CORPORATION d/b/a GROW ODESSA, a Texas not-for-profit corporation, (“Grantor”), in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other valuable consideration, to it in hand paid by TEXAS CRITICAL DATA CENTERS, LLC (“Grantee”), ALL CASH, the receipt of which is hereby acknowledged; HAS GRANTED, SOLD, CONVEYED, and by these presents does Grant, Sell and Convey unto the said Grantee, that certain lot, tract or parcel of land situated in Ector County, Texas, being described as follows, to-wit:

[insert legal description]

This Conveyance is SUBJECT TO all prior reservations of oil, gas and other minerals, to any outstanding oil and gas leases, to all easements and rights-of-way of record in the Office of the County Clerk, Ector County, Texas, and are visible or open and apparent on the ground as shown on the survey prepared by Landgraf, Crutcher & Associates; and other reservations of record, to the extent the same are valid and subsisting and accruing taxes.

This Conveyance is also SUBJECT TO “as is, where is” matters and environmental matters set forth as follows:

As Is, Where Is Matters

THIS CONTRACT UPON WHICH THIS TRANSACTION IS BASED IS AN ARM’S-LENGTH AGREEMENT BETWEEN THE PARTIES. THE PURCHASE PRICE WAS BARGAINED ON THE BASIS OF AN “AS IS, WHERE IS” TRANSACTION AND REFLECTS THE AGREEMENT OF THE PARTIES THAT THERE ARE NO REPRESENTATIONS, DISCLOSURES, OR EXPRESS OR IMPLIED WARRANTIES, AND SELLER’S REPRESENTATIONS TO GRANTEE, OTHER THAN THOSE CONTAINED IN THAT CERTAIN REAL ESTATE SALES CONTRACT DATED JULY 17, 2025 (THE “CONTRACT”) AND THE SPECIAL WARRANTY OF TITLE CONTAINED IN THIS DEED.

THE PROPERTY IS CONVEYED TO GRANTEE IN AN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS. SELLER MAKES NO WARRANTY OF CONDITION, MERCHANTABILITY, OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

GRANTEE ACKNOWLEDGES AND AGREES THAT GRANTEE IS RELYING SOLELY ON GRANTEE’S EXAMINATION OF THE PROPERTY. GRANTEE IS NOT RELYING ON ANY INFORMATION OR DISCLOSURES PROVIDED BY GRANTOR.

GRANTEE ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THE CONTRACT, GRANTOR HAS MADE NO REPRESENTATIONS OR WARRANTIES AS TO THE AVAILABILITY, QUALITY OR QUANTITY OF ANY WATER TO SAID PROPERTY.

Environmental Matters

AFTER CLOSING, AS BETWEEN GRANTEE AND GRANTOR, THE RISK OF LIABILITY OR EXPENSE FOR ENVIRONMENTAL PROBLEMS ON THE PROPERTY, EVEN IF ARISING FROM EVENTS BEFORE CLOSING, WILL BE THE SOLE RESPONSIBILITY OF GRANTEE, REGARDLESS OF WHETHER THE ENVIRONMENTAL PROBLEMS WERE KNOWN OR UNKNOWN AT CLOSING. ONCE CLOSING HAS OCCURRED, GRANTEE INDEMNIFIES, HOLDS HARMLESS, AND RELEASES GRANTOR FROM LIABILITY FOR ANY LATENT DEFECTS WITH RESPECT TO THE PROPERTY, INCLUDING LIABILITY UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT (CERCLA), THE RESOURCE CONSERVATION AND RECOVERY ACT (RCRA), THE TEXAS SOLID WASTE DISPOSAL ACT, OR THE TEXAS WATER CODE. GRANTEE INDEMNIFIES, HOLDS HARMLESS, AND RELEASES GRANTOR FROM ANY LIABILITY FOR ENVIRONMENTAL PROBLEMS AFFECTING THE PROPERTY ARISING AS THE RESULT THEORIES OF PRODUCTS LIABILITY AND STRICT LIABILITY, OR UNDER NEW LAWS OR CHANGES TO EXISTING LAWS ENACTED AFTER THE EFFECTIVE DATE THAT WOULD OTHERWISE IMPOSE ON GRANTOR IN THIS TYPE OF TRANSACTION NEW LIABILITIES FOR ENVIRONMENTAL PROBLEMS AFFECTING THE PROPERTY. THE INDEMNIFICATION OBLIGATIONS AND RELEASES SET FORTH HEREIN SHALL NOT APPLY WITH RESPECT TO ANY ENVIRONMENTAL PROBLEMS THAT OCCUR ON ANY PROPERTY OWNED BY GRANTOR IN PROXIMITY TO THE PROPERTY AND RESULT IN ANY MIGRATION OF CONTAMINANTS ONTO THE PROPERTY.

Grantee, by the acceptance of this Special Warranty Deed agrees to abide by the covenants contained in Exhibit A attached hereto and made a part hereof for all purposes TO HAVE AND TO HOLD the above-described premises together with all and singular the rights and appurtenances thereto in anywise belonging unto the said Grantees, their successors and assigns, forever, and Grantor does hereby bind itself, its successors and assigns, to warrant and forever defend, all and singular the premises unto said Grantees, their successors and assigns, against every person whomsoever lawfully claiming, or to claim the same, or any part thereof, by, through or under it, but not otherwise. This Special Warranty Deed is made with full rights of substitution and subrogation of Grantee, in and to all covenants and warranties of title heretofore given or made by others with respect to the property, or any part thereof, and Grantor hereby transfers and conveys to Grantee all Grantor’s rights under any and all such covenants and warranties of title that Grantor is entitled to enforce.

EXECUTED this ___ day of July, 2025

ODESSA INDUSTRIAL DEVELOPMENT CORPORATION

By:	RUSSELL TIPPIN, President

ATTEST:

Jimmy Cox, Vice-President

THE STATE OF TEXAS	§
§
COUNTY OF ECTOR	§

This instrument was acknowledged before me on the ____ day of July, 2025, by Russell Tippin, President of Odessa Industrial Development Corporation d/b/a Grow Odessa, a Texas not-for-profit corporation, on behalf of said corporation.

NOTARY PUBLIC, STATE OF TEXAS

APPROVED AND ACCEPTED BY GRANTEE:

TEXAS CRITICAL DATA CENTERS, LLC

NAME:
TITLE:

THE STATE OF TEXAS	§
§
COUNTY OF _________________	§

This instrument was acknowledged before me on the ___ day of July, 2025, by ________________, as __________________ of TEXAS CRITICAL DATA CENTERS, LLC, a Delaware limited liability company, on behalf of said company.

NOTARY PUBLIC, STATE OF TEXAS

Special Warranty Deed
Exhibit A

Right to Repurchase

Odessa Industrial Development Corporation d/b/a Grow Odessa (“Seller”) shall be entitled to repurchase the property described herein upon the occurrence of any of the following (each a “Triggering Event”): (i) if within six (6) months of the date of this Special Warranty Deed (the “Closing Date”), the Property Owner has not filed an application with the City of Odessa for the purpose of creating of an industrial district; (ii) if within nine (9) months of the Closing Date, the Property Owner has failed to enter into a definitive power supply agreement with a customer committing the customer to a material number of payment(s) regardless of power usage (“Power Supply Agreement”); and (iii) within twenty four (24) months after the Closing Date, the laying of a foundation for a permanent structure for operation of a data center has not been completed. As used herein, the term “Property Owner” shall mean TEXAS CRITICAL DATA CENTERS, LLC, a Delaware limited liability company (“TCDC”), for so long as TCDC owns fee simple title to the Property; provided, however, that if TCDC transfers fee simple title to the Property to any third party, the term Property Owner shall mean such third party successor owner of fee simple title to the Property.

The Property Owner shall give GROW written notice once it has filed the application for the creation of an Industrial District, and if, six (6) months after the Closing Date, the Property Owner has not filed such application, then GROW shall be entitled to repurchase the Property, together with any and all improvements thereon, at any point thereafter, by refunding ninety-five percent (95%) of the purchase price of the property, (the purchase price being $1,527,500.00).

The Property Owner shall give GROW written notice once it has entered into a Power Supply Agreement. If, nine (9) months after the Closing Date, the Property Owner has failed to enter into a Power Supply Agreement, then GROW shall be entitled to repurchase the Property, together with any and all improvements thereon, by refunding eighty percent (80%) of the purchase price of the property, (the purchase price being $1,527,500.00).

If, twenty-four (24) months after the Closing Date, the laying of a foundation for a permanent structure for operation of a data center has not been completed, then GROW shall be entitled to repurchase the Property together with any and all improvements thereon by refunding sixty-five percent (65%) of the purchase price of the property, (the purchase price being $1,527,500.00).

Upon the occurrence of any Triggering Event, GROW may notify the Property Owner, by certified letter, mailed to the Property Owner’s last known address, of its repurchase of the Property together with all improvements thereon, and shall simultaneously tender payment to a title company of GROW’s choice to be paid over to the Property Owner upon delivery of the special warranty deed by the Property Owner. The Property Owner shall, within sixty (60) days of the receipt of said notice, consummate said repurchase by delivery of a good and sufficient special warranty deed conveying the Property to GROW. Should the said repurchase not be so consummated at the termination of said sixty (60) day period, title to the above-described Property shall automatically revert to and vest in GROW, its successors and assigns, and GROW shall be entitled to immediate possession of the premises and improvements thereon if any; provided, however, that such reversion shall not affect any mortgage or lien which may be in good faith legally existing upon said premises or upon any improvements thereon.

If after the date hereof it is determined that no Triggering Events shall occur and that GROW shall not be entitled to repurchase the Property from Property Owner, then GROW shall promptly thereafter execute and deliver to Property Owner, in recordable form, any and all documentation reasonably requested to provide record notice of the termination and release of GROW’s right to repurchase created herein.

SCHEDULE 5 OBJECTION EASEMENTS

1.	Pipe Line Easement recorded on December 26, 1963 at Volume 445, Page 587, Deed Records of Ector County, Texas

2.	Those certain easements shown on the survey dated May 10, 2008 (attached hereto on the next page) and designated as follows:

a.	V. 445, Pg. 587 (E&F) E.C.D.R.

b.	V. 445, Pg. 587 (G) E.C.D.R.

c.	V. 445, Pg. 587 (H) E.C.D.R.

d.	V. 445, Pg. 587 (I) E.C.D.R.

SURVEY OF

519.59 ACRES BEING IN BLOCK 41, T-2-S, T&P RR. CO. SURVEY, BEING GEE MCMEANS SURVEY 1 AS RECORDED IN VOLUME 2, PAGE 174, PATENT RECORDS OF ECTOR COUNTY, MAT ATWOOD PRE-EMPTION SURVEY AS RECORDED IN VOLUME 2, PAGE 38, PATENT RECORDS OF ECTOR COUNTY, SIDNEY PITT PRE-EMPTION SURVEY AS RECORDED IN VOLUME 2, PAGE 35, PATENT RECORDS OF ECTOR COUNTY, A PORTION OF J.B ATWOOD PRE-EMPTION SURVEY AS RECORDED IN VOLUME 2, PAGE 108, PATENT RECORDS OF ECTOR COUNTY AND A PORTION OF F. M. TALLANT (W. C. SUBLETT) PRE-EMPTION SURVEY AS RECORDED IN VOLUME 2, PAGE 36, PATENT RECORDS OF ECTOR COUNTY, TEXAS

P.O.B.
N 75°12'31" E
5269.33'
4297.73'
N 14°10'11" W
4291.24'
S 14°09'50" E
S 75°08'16" W
5268.97'
SEE DETAIL "A"
ENTERPRISE

SCALE : 1" = 500'

LEGEND

- FOUND 1/2" I.R. W/CAP
- SET 1/2" I.R. W/CAP
- SEWER MANHOLE
- POWER POLE
- EXIST. CONCRETE
- EXIST. PIPELINE
- EXISTING FENCE

Boundary Being More Fully Described By Metes and Bounds As Follows:

DETAIL "A"

POSSIBLE WATER LINE

LANDGRAF, CRUTCHER & ASSOCIATES, INC.

LCA *Landgraf, Crutcher and Associates Inc.*

TRANSPORTATION • ENVIRONMENTAL • CIVIL ENGINEERS ODESSA, TEXAS

LCA JOB NO. 07-005-138

Copyright 2008 Landgraf, Crutcher and Associates, Inc.

SCHEDULE 6.9

EXISTING LEASES AND OCCUPANCY RIGHTS

1.	Commercial Lease between GROW ODESSA, as lessor, and Dragon Products, LLC, as lessee, commencing on March 1, 2025 and terminating on February 28, 2026

Exhibit C

“As Is, Where Is” Provision

THIS CONTRACT IS AN ARM’S-LENGTH AGREEMENT BETWEEN THE PARTIES. THE PURCHASE PRICE WAS BARGAINED ON THE BASIS OF AN “AS IS, WHERE IS” TRANSACTION AND REFLECTS THE AGREEMENT OF THE PARTIES THAT THERE ARE NO REPRESENTATIONS, DISCLOSURES, OR EXPRESS OR IMPLIED WARRANTIES, AND SELLER’S REPRESENTATIONS TO BUYER, OTHER THAN THOSE CONTAINED IN THIS CONTRACT AND THE SPECIAL WARRANTY OF TITLE IN THE DEED.

THE PROPERTY WILL BE CONVEYED TO BUYER IN AN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS. SELLER MAKES NO WARRANTY OF CONDITION, MERCHANTABILITY, OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE ALL WARRANTIES.

BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS RELYING SOLELY ON BUYER’S EXAMINATION OF THE PROPERTY. BUYER IS NOT RELYING ON ANY INFORMATION OR DISCLOSURES PROVIDED BY SELLER.

BUYER ACKNOWLEDGES THAT SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES AS TO THE AVAILABILITY, QUALITY OR QUANTITY OF ANY WATER TO SAID PROPERTY.

THE PROVISIONS OF THIS EXHIBIT C REGARDING THE PROPERTY WILL BE INCLUDED IN THE DEED WITH APPROPRIATE MODIFICATIONS OF TERMS AS THE CONTEXT REQUIRES.

Exhibit D

Environmental Matters

AFTER CLOSING, AS BETWEEN BUYER AND SELLER, THE RISK OF LIABILITY OR EXPENSE FOR ENVIRONMENTAL PROBLEMS, EVEN IF ARISING FROM EVENTS BEFORE CLOSING, WILL BE THE SOLE RESPONSIBILITY OF BUYER, REGARDLESS OF WHETHER THE ENVIRONMENTAL PROBLEMS WERE KNOWN OR UNKNOWN AT CLOSING. ONCE CLOSING HAS OCCURRED, BUYER INDEMNIFIES, HOLDS HARMLESS AND RELEASES SELLER FROM LIABILITY FOR ANY LATENT DEFECTS AND FROM ANY LIABILITY FOR ENVIRONMENTAL PROBLEMS AFFECTING THE PROPERTY, INCLUDING LIABILITY UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (CERCLA), THE RESOURCE CONSERVATION AND RECOVERY ACT (RCRA), THE TEXAS SOLID WASTE DISPOSAL ACT, OR THE TEXAS WATER CODE. ONCE CLOSING HAS OCCURRED, BUYER INDEMNIFIES, HOLDS HARMLESS AND RELEASES SELLER FROM ANY LIABILITY FOR ENVIRONMENTAL PROBLEMS AFFECTING THE PROPERTY ARISING AS THE RESULT OF SELLER’S OWN NEGLIGENCE OR THE NEGLIGENCE OF SELLER’S REPRESENTATIVES. ONCE CLOSING HAS OCCURRED, BUYER INDEMNIFIES, HOLDS HARMLESS AND RELEASES SELLER FROM ANY LIABILITY FOR ENVIRONMENTAL PROBLEMS AFFECTING THE PROPERTY ARISING AS THE RESULT OF THEORIES OF PRODUCTS LIABILITY AND STRICT LIABILITY, OR UNDER NEW LAWS OR CHANGES TO EXISTING LAWS ENACTED AFTER THE EFFECTIVE DATE THAT WOULD OTHERWISE IMPOSE ON SELLERS IN THIS TYPE OF TRANSACTION NEW LIABILITIES FOR ENVIRONMENTAL PROBLEMS AFFECTING THE PROPERTY.

THE PROVISIONS OF THIS EXHIBIT D REGARDING THE PROPERTY WILL BE INCLUDED IN THE DEED WITH APPROPRIATE MODIFICATION OF TERMS AS THE CONTEXT REQUIRES

Exhibit E

Right to Repurchase

Odessa Industrial Development Corporation d/b/a Grow Odessa (“Seller”) shall be entitled to repurchase the property described herein upon the occurrence of any of the following (each a “Triggering Event”): (i) if within six (6) months of the Closing Date, the Property Owner has not filed an application with the City of Odessa for the purpose of creating of an industrial district; (ii) if within nine (9) months of the Closing Date, the Property Owner has failed to enter into a definitive power supply agreement with a customer committing the customer to a material number of payment(s) regardless of power usage (“Power Supply Agreement”); and (iii) within twenty four (24) months after the Closing Date, the laying of a foundation for a permanent structure for operation of a data center has not been completed. As used herein, the term “Property Owner” shall mean TEXAS CRITICAL DATA CENTERS, LLC, a Delaware limited liability company (“TCDC”), for so long as TCDC owns fee simple title to the Property; provided, however, that if TCDC transfers fee simple title to the Property to any third party, the term Property Owner shall mean such third party successor owner of fee simple title to the Property.

The Property Owner shall give GROW written notice once it has filed the application for the creation of an Industrial District, and if, six (6) months after the Closing Date, the Property Owner has not filed such application, then GROW shall be entitled to repurchase the Property, together with any and all improvements thereon, at any point thereafter, by refunding ninety-five percent (95%) of the purchase price of the property, (the purchase price being $1,527,500.00).

The Property Owner shall give GROW written notice once it has entered into a Power Supply Agreement. If, nine (9) months after the Closing Date, the Property Owner has failed to enter into a Power Supply Agreement, then GROW shall be entitled to repurchase the Property, together with any and all improvements thereon, by refunding eighty percent (80%) of the purchase price of the property, (the purchase price being $1,527,500.00).

If, twenty-four (24) months after the Closing Date, the laying of a foundation for a permanent structure for operation of a data center has not been completed, then GROW shall be entitled to repurchase the Property together with any and all improvements thereon by refunding sixty-five percent (65%) of the purchase price of the property, (the purchase price being $1,527,500.00).

Upon the occurrence of any Triggering Event, GROW may notify the Property Owner, by certified letter, mailed to the Property Owner’s last known address, of its repurchase of the Property together with all improvements thereon, and shall simultaneously tender payment to a title company of GROW’s choice to be paid over to the Property Owner upon delivery of the special warranty deed by the Property Owner. The Property Owner shall, within sixty (60) days of the receipt of said notice, consummate said repurchase by delivery of a good and sufficient special warranty deed conveying the Property to GROW. Should the said repurchase not be so consummated at the termination of said sixty (60) day period, title to the above-described Property shall automatically revert to and vest in GROW, its successors and assigns, and GROW shall be entitled to immediate possession of the premises and improvements thereon if any; provided, however, that such reversion shall not affect any mortgage or lien which may be in good faith legally existing upon said premises or upon any improvements thereon.

If after the date hereof it is determined that no Triggering Events shall occur and that GROW shall not be entitled to repurchase the Property from Property Owner, then GROW shall promptly thereafter execute and deliver to Property Owner, in recordable form, any and all documentation reasonably requested to provide record notice of the termination and release of GROW’s right to repurchase created herein.